Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS FIRST QUARTER RESULTS

HAMILTON, Bermuda (May 8, 2020) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $981 and adjusted book value per share of $980 as of March 31, 2020. Book value per share and adjusted book value per share both decreased 4% in the first quarter of 2020, including dividends.

Manning Rountree, CEO, commented, “The impact of the COVID-19 pandemic on our businesses has been varied so far. Overall, ABVPS was down -4% for the quarter, driven primarily by a -4.6% return on our investment portfolio. BAM had a good quarter, driven by abundant secondary market activity. NSM also posted good results, growing the top line 4% quarter over quarter and closing the Kingsbridge acquisition in early April. Kudu reported a net loss for the quarter, as operating profits were more than offset by unrealized mark-to-market losses. MediaAlpha had yet another record quarter, driven by higher volumes in its insurance verticals. The global slowdown in travel activity caused a significant decline in premiums and revenues at PassportCard/DavidShield; in May we invested $15 million to support operations and to continue global expansion. During the quarter, we repurchased $54 million of shares at an average price of $844. We ended the quarter with $0.8 billion of undeployed capital and ample liquidity. I am proud of how our team has responded to these unprecedented challenges. Through their efforts, we remain open for business, operating remotely at all levels, and not missing a beat.”

Comprehensive loss attributable to common shareholders was $132 million in the first quarter of 2020, compared to comprehensive income attributable to common shareholders of $284 million in the first quarter of 2019. The results in the first quarter of 2019 include $182 million of realized and unrealized gains from MediaAlpha’s sale of a significant minority stake to Insignia Capital Group on February 26, 2019 (the “MediaAlpha Transaction”).

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $20 million in the first quarter of 2020, compared to $16 million in the first quarter of 2019. BAM insured municipal bonds with par value of $3.0 billion in the first quarter of 2020, compared to $1.9 billion in the first quarter of 2019. Total pricing was 66 basis points in the first quarter of 2020, compared to 83 basis points in the first quarter of 2019. BAM’s total claims paying resources were $930 million at March 31, 2020, compared to $938 million at December 31, 2019 and $878 million at March 31, 2019. The reduction in claims paying resources primarily related to a January 2020 cash payment of $65 million on the BAM surplus notes, of which $16 million flowed outside the regulatory trusts included in BAM’s claims paying resources.

Seán McCarthy, CEO of BAM, said, “We saw strong investor demand for insured bonds throughout the quarter, even as market conditions shifted dramatically between January 1 and the end of March. Primary market activity came to an effective halt in March in reaction to the COVID-19 pandemic, but BAM continued to see good opportunities in the secondary market throughout the quarter, particularly in March as credit fundamentals came back into focus. In April, the primary market began to reopen while the secondary market remained active. We are building a large pipeline of approved and awarded new-issues that we expect to execute as markets stabilize. The pandemic is impacting the finances of municipalities to varying degrees, and, over time, financial stress could emerge. BAM’s existing credit portfolio is of high quality and structured to be resilient during economic slowdowns. To date, the portfolio is performing as expected: 100% of BAM-insured bond payments were made through May 1.”

HG Global reported pre-tax income of $11 million in the first quarter of 2020, compared to pre-tax income of $16 million in the first quarter of 2019. The decrease was driven primarily by lower investment returns. White Mountains reported pre-tax loss related to BAM of $10 million in both the first quarter of 2020 and the first quarter of 2019.

BAM is a mutual insurance company that is owned by its members.  BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

NSM

NSM reported pre-tax loss of $1 million, adjusted EBITDA of $11 million, and commission and other revenues of $65 million in the first quarter of 2020, compared to pre-tax loss of $2 million, adjusted EBITDA of $10 million, and commission and other revenues of $49 million in the first quarter of 2019. Results for the first quarter of 2020 include the results of Embrace Pet Insurance, which NSM acquired on April 1, 2019.

Geof McKernan, CEO of NSM, said, “NSM delivered another good quarter. Trailing 12 months pro forma controlled premiums grew 4% quarter over quarter to $952 million, while pro forma adjusted EBITDA declined 3% to $49 million, reflecting continued investment in the business. During the quarter, we enjoyed particularly strong growth in the real estate, specialty transportation and pet verticals, offset by a decline in the U.K. vertical. Looking forward, we could see some softness emerge in certain verticals in the coming quarters, but we do not currently anticipate dramatic impacts over the fullness of time.”

On April 7, 2020, NSM acquired 100% of the equity of Kingsbridge Group Limited, the leading provider of commercial lines insurance and consulting services to the U.K.’s high growth contingent workforce.

Kudu

In the first quarter of 2020, Kudu reported pre-tax loss of $21 million and adjusted EBITDA of $6 million. Pre-tax loss included a $25 million unrealized loss on Kudu’s participation contracts, reflecting the impact of the market dislocation on Kudu’s underlying asset management firms.

In the first quarter of 2020, Kudu deployed $21 million in Creation Investments Capital Management, a private equity firm specializing in impact investing. Kudu has now deployed a total of $288 million in ten investment management firms with combined assets under management of approximately $33 billion, spanning a range of asset classes, including real estate, real assets, wealth management, hedge funds, private equity and alternative credit strategies.

Rob Jakacki, CEO of Kudu, said, “The Kudu portfolio held up reasonably well relative to broader markets in the first quarter, in large part reflecting our conscious portfolio diversification across asset classes. We estimate that in the quarter, on a same store basis, AUM declined 7% and modeled annualized revenue declined 12%. We were pleased to close our investment in Creation, adding another talented private capital manager to the portfolio. We have now deployed $288 million across ten firms with an average cash yield to Kudu at inception of 10.4%. Our capital position remains solid, with healthy cash flows from the portfolio and $225 million of new capital raised at the end of last year. We are optimistic about the deal prospects ahead of us this year.”

Other Operations

White Mountains’s Other Operations segment reported pre-tax loss of $144 million in the first quarter of 2020, compared to pre-tax gain of $283 million in the first quarter of 2019. The results for the first quarter of 2020 were driven primarily by $138 million of net realized and unrealized investment losses, while the results for the first quarter of 2019 were driven primarily by $182 million of realized and unrealized gains from the MediaAlpha Transaction and $119 million of net realized and unrealized investment gains. General and administrative expenses decreased to $18 million in the first quarter of 2020, compared to $29 million in the first quarter of 2019, driven primarily by a reduction in incentive compensation costs.

Share Repurchases

For the first quarter of 2020, White Mountains repurchased and retired 64,403 of its common shares for $54 million at an average share price of $843.79, or 86% of White Mountains’s March 31, 2020 adjusted book value per share.

Investments

The total return on invested assets was -4.6% in the first quarter of 2020 compared to 10.1% in the first quarter of 2019, which included $115 million in unrealized investment gains from the MediaAlpha Transaction. Excluding the MediaAlpha Transaction, the total return on invested assets was 5.7% in the first quarter of 2019.

Mark Plourde, Managing Director of White Mountains Advisors, said, “The total portfolio returned -4.6% in the first quarter. The main event was the sharp decline in the equity markets. Common stocks and ETFs returned -20.9%, lagging the S&P 500 return of -19.6%. Other long-term investments returned -0.9%. This result included a $25 million decrease in the fair value of Kudu’s participation contracts, a $10 million decrease in the fair value of our investment in PassportCard/DavidShield and a $30 million increase in the fair value of our investment in MediaAlpha. Fixed income returned 0.7%, lagging the BBIA Index return of 2.5%, primarily due to the short duration positioning of our portfolio.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	March 31, 2020	December 31, 2019	March 31, 2019
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$818.2	$799.3	$737.6
Short-term investments	24.5	46.3	31.8
Total investments	842.7	845.6	769.4
Cash	10.5	24.2	10.4
Insurance premiums receivable	6.8	6.7	6.5
Deferred acquisition costs	23.3	22.1	19.6
Accrued investment income	5.5	5.4	5.4
Other assets	15.4	20.0	23.2
Total Financial Guarantee assets	904.2	924.0	834.5
Specialty Insurance Distribution (NSM)
Cash (restricted $64.9, $56.3 and $60.8)	89.7	89.7	84.5
Premium and commission receivable	71.5	70.8	51.9
Goodwill and other intangible assets	615.2	623.0	488.7
Other assets	46.5	41.7	36.0
Total Specialty Insurance Distribution assets	822.9	825.2	661.1
Asset Management (Kudu)
Short-term investments	.1	.1	—
Other long-term investments	262.7	266.5	—
Total investments	262.8	266.6	—
Cash	7.7	5.8	—
Accrued investment income	5.6	5.8	—
Goodwill and other intangible assets	9.5	9.6	—
Other assets	2.8	2.7	—
Total Asset Management assets	288.4	290.5	—
Other Operations
Fixed maturity investments	394.1	406.5	394.4
Short-term investments	113.0	154.8	238.0
Common equity securities	523.7	683.9	905.0
Other long-term investments	542.9	589.8	497.6
Total investments	1,573.7	1,835.0	2,035.0
Cash	28.5	41.3	37.3
Accrued investment income	7.3	5.7	5.9
Accounts receivable on unsettled investment sales	58.1	5.1	2.1
Goodwill and other intangible assets	22.1	22.1	21.5
Other assets	31.5	31.3	29.0
Assets held for sale	3.0	3.0	3.3
Total Other Operations assets	1,724.2	1,943.5	2,134.1
Total assets	$3,739.7	$3,983.2	$3,629.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	March 31, 2020	December 31, 2019	March 31, 2019
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$202.7	$198.4	$179.6
Accrued incentive compensation	9.7	21.7	10.1
Other liabilities	26.4	26.7	29.7
Total Financial Guarantee liabilities	238.8	246.8	219.4
Specialty Insurance Distribution (NSM)
Debt	218.4	219.2	184.5
Premiums payable	110.8	102.3	93.4
Contingent consideration earnout liabilities	13.4	20.6	27.5
Other liabilities	61.1	59.0	46.1
Total Specialty Insurance Distribution liabilities	403.7	401.1	351.5
Asset Management (Kudu)
Debt	65.7	53.6	—
Other liabilities	1.4	3.4	—
Total Asset Management liabilities	67.1	57.0	—
Other Operations
Debt	10.6	10.7	10.9
Accrued incentive compensation	11.7	55.1	26.1
Accounts payable on unsettled investment purchases	1.0	—	4.0
Other liabilities	47.7	67.8	39.5
Total Other Operations liabilities	71.0	133.6	80.5
Total liabilities	780.6	838.5	651.4

Equity
White Mountains's common shareholder's equity
White Mountains’s common shares and paid-in surplus	589.3	596.3	585.8
Retained earnings	2,498.0	2,672.4	2,542.3
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses and interest rate swap	(10.6)	(7.2)	(6.1)
Total White Mountains’s common shareholders’ equity	3,076.7	3,261.5	3,122.0
Non-controlling interests	(117.6)	(116.8)	(143.7)
Total equity	2,959.1	3,144.7	2,978.3
Total liabilities and equity	$3,739.7	$3,983.2	$3,629.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	March 31, 2020	December 31, 2019	March 31, 2019
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,076.7	$3,261.5	$3,122.0
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(149.2)	(151.6)	(138.6)
HG Global’s unearned premium reserve (1)	160.5	156.7	140.2
HG Global’s net deferred acquisition costs (1)	(42.9)	(41.5)	(35.7)
Adjusted book value per share numerator	$3,045.1	$3,225.1	$3,087.9
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,135.0	3,185.4	3,181.2
Unearned restricted common shares	(26.9)	(18.5)	(25.5)
Adjusted book value per share denominator	3,108.1	3,166.9	3,155.7
GAAP book value per share	$981.39	$1,023.91	$981.39
Adjusted book value per share	$979.74	$1,018.41	$978.51
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	March 31, 2020	December 31, 2019	March 31, 2019
Quarter-to-date change in GAAP book value per share, including dividends:	(4.1)%	2.1%	9.6%
Quarter-to-date change in adjusted book value per share, including dividends:	(3.7)%	1.4%	10.3%
Year-to-date change in GAAP book value per share, including dividends:	(4.1)%	14.4%	9.6%
Year-to-date change in adjusted book value per share, including dividends:	(3.7)%	14.8%	10.3%
Year-to-date dividends per share	$1.00	$1.00	$1.00
	March 31, 2020	December 31, 2019	March 31, 2019
Summary of goodwill and other intangible assets (in millions):
Goodwill:
NSM	$379.1	$381.6	$328.8
Kudu	7.6	7.6	—
Other Operations	5.7	5.5	20.9
Total goodwill	392.4	394.7	349.7
Other intangible assets:
NSM	236.1	241.4	159.9
Kudu	1.9	2.0	—
Other Operations	16.4	16.6	.6
Total other intangible assets	254.4	260.0	160.5
Total goodwill and other intangible assets	646.8	654.7	510.2
Goodwill and other intangible assets attributed to non-controlling interests	(23.5)	(23.4)	(24.1)
Goodwill and other intangible assets included in White Mountains's common shareholders' equity	$623.3	$631.3	$486.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$5.4	$4.2
Net investment income	5.5	5.3
Net realized and unrealized investment gains	6.1	11.8
Other revenues	.5	.6
Total Financial Guarantee revenues	17.5	21.9
Specialty Insurance Distribution (NSM)
Commission revenues	53.0	43.3
Other revenues	12.0	6.0
Total Specialty Insurance Distribution revenues	65.0	49.3
Asset Management (Kudu)
Net investment income	7.3	—
Net realized and unrealized investment losses	(24.8)	—
Other revenues	.1	—
Total Asset Management revenues	(17.4)	—
Marketing Technology (MediaAlpha)
Advertising and commission revenues	—	48.8
Total Marketing Technology revenues	—	48.8	(1)
Other Operations
Net investment income	10.1	10.7
Net realized and unrealized investment (losses) gains	(138.0)	119.1
Realized gain and unrealized investment gain from the MediaAlpha Transaction	—	182.2
Advertising and commission revenues	2.1	1.3
Other revenues	1.5	.3
Total Other Operations revenues	(124.3)	313.6
Total revenues	$(59.2)	$433.6

(1) MediaAlpha's results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha Transaction.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$1.7	$1.3
General and administrative expenses	14.7	14.4
Total Financial Guarantee expenses	16.4	15.7
Specialty Insurance Distribution (NSM)
General and administrative expenses	39.6	25.3
Broker commission expenses	18.3	15.5
Change in fair value of contingent consideration earnout liabilities	(.6)	1.3
Amortization of other intangible assets	4.8	5.0
Interest expense	4.3	3.7
Total Specialty Insurance Distribution expenses	66.4	50.8
Asset Management (Kudu)
General and administrative expenses	2.5	—
Amortization of other intangible assets	.1	—
Interest expense	1.4	—
Total Asset Management expenses	4.0	—
Marketing Technology (MediaAlpha)
Cost of sales	—	40.6
General and administrative expenses	—	12.5
Amortization of other intangible assets	—	1.6
Interest expense	—	.2
Total Marketing Technology expenses	—	54.9	(1)
Other Operations
Cost of sales	2.0	1.1
General and administrative expenses	17.5	29.4
Amortization of other intangible assets	.2	—
Interest expense	.3	—
Total Other Operations expenses	20.0	30.5
Total expenses	106.8	151.9
Pre-tax (loss) income from continuing operations	(166.0)	281.7
Income tax benefit (expense)	25.5	(10.2)
Net (loss) income from continuing operations	(140.5)	271.5
Net gain from sale of discontinued operations, net of tax	.9	.7
Net (loss) income	(139.6)	272.2
Net loss attributable to non-controlling interests	10.8	12.2
Net (loss) income attributable to White Mountains’s common shareholders	$(128.8)	$284.4

(1) MediaAlpha's results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha Transaction.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net (loss) income attributable to White Mountains’s common shareholders	$(128.8)	$284.4
Other comprehensive loss, net of tax	(3.4)	(.3)
Comprehensive (loss) income	(132.2)	284.1
Other comprehensive loss attributable to non-controlling interests	—	—
Comprehensive (loss) income attributable to White Mountains’s common shareholders	$(132.2)	$284.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

(Loss) income per share attributable to White Mountains’s common shareholders	Three Months Ended March 31,
	2020	2019
Basic (loss) earnings per share
Continuing operations	$(40.82)	$89.42
Discontinued operations	.28	.22
Total consolidated operations	$(40.54)	$89.64

Diluted (loss) earnings per share
Continuing operations	$(40.82)	$89.42
Discontinued operations	.28	.22
Total consolidated operations	$(40.54)	$89.64
Dividends declared per White Mountains’s common share	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended March 31, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$4.4	$1.0	$—	$—	$—	$5.4
Net investment income	2.3	3.2	—	7.3	10.1	22.9
Net investment income (expense) - BAM surplus note interest	4.8	(4.8)	—	—	—	—
Net realized and unrealized investment gains (loss)	1.4	4.7	—	(24.8)	(138.0)	(156.7)
Advertising and commission revenues	—	—	53.0	—	2.1	55.1
Other revenues	—	.5	12.0	.1	1.5	14.1
Total revenues	12.9	4.6	65.0	(17.4)	(124.3)	(59.2)
Expenses:
Insurance acquisition expenses	1.0	.7	—	—	—	1.7
Cost of sales	—	—	—	—	2.0	2.0
General and administrative expenses	.5	14.2	39.6	2.5	17.5	74.3
Broker commission expenses	—	—	18.3	—	—	18.3
Change in fair value of contingent consideration earnout liabilities	—	—	(.6)	—	—	(.6)
Amortization of other intangible assets	—	—	4.8	.1	.2	5.1
Interest expense	—	—	4.3	1.4	.3	6.0
Total expenses	1.5	14.9	66.4	4.0	20.0	106.8
Pre-tax income (loss)	$11.4	$(10.3)	$(1.4)	$(21.4)	$(144.3)	$(166.0)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended March 31, 2019	HG Global/BAM
	HG Global	BAM	NSM	MediaAlpha (1)	Other Operations	Total
Revenues:
Earned insurance premiums	$3.4	$.8	$—	$—	$—	$4.2
Net investment income	1.9	3.4	—	—	10.7	16.0
Net investment income (expense) - BAM surplus note interest	6.9	(6.9)	—	—	—	—
Net realized and unrealized investment gains	5.1	6.7	—	—	119.1	130.9
Realized and unrealized gains from MediaAlpha	—	—	—	—	182.2	182.2
Advertising and commission revenues	—	—	43.3	48.8	1.3	93.4
Other revenues	—	.6	6.0	—	.3	6.9

Total revenues	17.3	4.6	49.3	48.8	313.6	433.6
Expenses:
Insurance acquisition expenses	.8	.5	—	—	—	1.3
Cost of sales	—	—	—	40.6	1.1	41.7
General and administrative expenses	.5	13.9	25.3	12.5	29.4	81.6
Broker commission expenses	—	—	15.5	—	—	15.5
Change in fair value of contingent consideration earnout liabilities	—	—	1.3	—	—	1.3
Amortization of other intangible assets	—	—	5.0	1.6	—	6.6
Interest expense	—	—	3.7	.2	—	3.9

Total expenses	1.3	14.4	50.8	54.9	30.5	151.9

Pre-tax income (loss)	$16.0	$(9.8)	$(1.5)	$(6.1)	$283.1	$281.7
(1) MediaAlpha's results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha Transaction.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(millions)
(Unaudited)

	Three Months Ended March 31,
BAM	2020	2019
Gross par value of primary market policies issued	$2,508.1	$1,385.8
Gross par value of secondary market policies issued	468.5	539.2
Total gross par value of market policies issued	$2,976.6	$1,925.0

Gross written premiums	$9.7	$7.9
MSC collected	10.0	7.9
Total gross written premiums and MSC collected	$19.7	$15.8
Present value of future installment MSC collections	—	.2
Gross written premium adjustments on existing installment policies	—	(.1)
Gross written premiums and MSC from new business	$19.7	$15.9
Total pricing	66 bps	83 bps

	As of March 31, 2020	As of December 31, 2019
Policyholders’ surplus	$333.5	$402.4
Contingency reserve	72.4	68.2
Qualified statutory capital	405.9	470.6
Statutory net unearned premiums	40.1	39.3
Present value of future installment premiums and MSC	13.8	13.7
HG Re, Ltd collateral trusts at statutory value	370.3	314.0
Fidus Re, Ltd collateral trust at statutory value	100.0	100.0
Claims paying resources	$930.1	$937.6

	Three Months Ended March 31,
HG Global	2020	2019
Net written premiums	$8.3	$6.7
Earned premiums	$4.4	$3.4

	As of March 31, 2020	As of December 31, 2019
Unearned premiums	$165.6	$161.7
Deferred acquisition costs	$44.2	$42.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

NSM	Three Months Ended March 31, 2019	Three Months Ended March 31, 2020	Twelve Months Ended April 1, 2019 to March 31, 2020
Commission revenues	$43.3	$53.0	$203.1
Broker commission expenses	15.5	18.3	67.6
Gross profit	27.8	34.7	135.5
Other revenues	6.0	12.0	45.7
General and administrative expenses	25.3	39.6	146.5
Change in fair value of contingent consideration earnout liabilities	1.3	(.6)	.2
Amortization of other intangible assets	5.0	4.8	19.2
Interest expense	3.7	4.3	17.3
GAAP pre-tax loss	(1.5)	(1.4)	(2.0)
Income tax benefit	(.3)	(.7)	(1.0)
GAAP net loss	(1.2)	(.7)	(1.0)

Add back:
Interest expense	3.7	4.3	17.3
Income tax benefit	(.3)	(.7)	(1.0)
General and administrative expenses – depreciation	.5	.9	3.2
Amortization of other intangible assets	5.0	4.8	19.2
EBITDA	7.7	8.6	37.7

Add back:
Change in fair value of contingent consideration earnout liabilities	1.3	(.6)	.2
Acquisition-related transaction expenses	.5	1.7	6.8
Fair value purchase accounting adjustment for deferred revenue	—	—	.9
Investments made in the development of new business lines	.2	—	—
Restructuring expenses	.1	.8	3.0
Adjusted EBITDA	$9.8	$10.5	48.6
Add:
Earnings of acquired businesses for the period of time not owned by White Mountains			—
Pro forma adjusted EBITDA			$48.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended March 31, 2020	Twelve Months Ended April 1, 2019 to March 31, 2020
GAAP pre-tax loss	$(21.4)	$(10.6)
Income tax benefit	5.4	2.3
GAAP net loss	(16.0)	(8.3)

Add back:
Interest expense	1.4	1.5
Income tax benefit	5.4	2.3
Amortization of other intangible assets	.1	.3
EBITDA	(19.9)	(8.8)

Add back:
Net unrealized investment losses	(24.8)	(18.5)
Non-cash equity-based compensation	—	1.3
Acquisition-related transaction expenses	.6	3.5
Adjusted EBITDA	$5.5	14.5
Adjust to annualize partial year revenues		4.8
Annualized Adjusted EBITDA		$19.3

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $154 million, $157 million and $143 million less than the nominal GAAP carrying values as of March 31, 2020, December 31, 2019 and March 31, 2019, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $121 million, $119 million and $108 million as of March 31, 2020, December 31, 2019 and March 31, 2019 respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 6.

•Gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 12.

•NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax benefit (expense), depreciation and amortization from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration earnout liabilities, (ii) acquisition-related transaction expenses, (iii) fair value purchase accounting adjustment for deferred revenue, (iv) investments made in the development of new business lines and (v) restructuring expenses. A description of each follows:
•Change in fair value of contingent consideration earnout liabilities - Earnout liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, earnout liabilities are not capitalized as part of the purchase price. Earnout liabilities are recorded at fair value, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Acquisition-related transaction expenses - Represents costs directly related to NSM’s transactions to acquire businesses, such as transaction-related compensation, impairments of intangible assets, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Fair value purchase accounting adjustment for deferred revenue - Represents the amount of deferred revenue that had already been collected but subsequently written down in connection with establishing the fair value of deferred revenue as part of NSM’s purchase accounting for Embrace Pet Insurance.
•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments. For the periods presented, this adjustment relates primarily to NSM’s investment expenditures, net of revenues generated, in the organic development of (i) its pet insurance line and (ii) its MGA in the United Kingdom. NSM has recently decided to cease investment in the organic development of its pet insurance line and, instead, to acquire Embrace Pet Insurance, which closed in April 2019.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies.

Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also includes the earnings of acquired businesses for the period of time over the previous twelve months that the businesses were not owned by White Mountains.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of NSM’s business as of the end of the period for a full 12 month period. See page 13 for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.

•Kudu's EBITDA, adjusted EBITDA and annualized adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (benefit) expense, depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) acquisition related transaction expenses, (ii) non-cash equity-based compensation expense and (iii) unrealized (gains) losses on Kudu's revenue and earnings participation contracts. A description of each adjustment follows:
•Acquisition-related transaction expenses - Represents costs directly related to Kudu's transactions to acquire revenue and earnings participation contracts, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.
•Non-cash equity based compensation - Represents non-cash expenses related to Kudu's management compensation that are settled with equity units in Kudu.
•Unrealized (gains) and losses - Represents unrealized gains and losses recorded on Kudu's revenue and earnings participation contracts, which are recorded at fair value under GAAP.

Annualized adjusted EBITDA annualizes revenues related to Kudu's earnings and revenue participation contracts that were in place as of the end of the 12 month period but were not in effect for the full 12 month period. The amount added was calculated on a contract-by-contract basis by annualizing the revenues received for the partial 12 month period. For example, if a participation contract was in effect for four months, the amount added equals twice that amount.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of Kudu’s business as of the end of the period for a full 12 month period. See page 14 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA.

•Total consolidated portfolio return excluding the MediaAlpha Transaction is a non-GAAP financial measure that removes the $115 million pre-tax unrealized investment gain resulting from the MediaAlpha Transaction recognized in the first quarter of 2019. White Mountains believes this measure to be useful to management and investors by making the return in the prior period comparable to the current period. A reconciliation from GAAP to the reported percentage is as follows:

	For the three months ended March 31, 2019
	GAAP return	Remove MediaAlpha Transaction	Return - excluding MediaAlpha Transaction

Total consolidated portfolio returns	10.1%	(4.4)%	5.7%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including COVID-19);
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;
•an economic downturn or other economic conditions adversely affecting its financial position; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.